                                                                    EXHIBIT 3.82

                                  BY LAWS OF
                                  ----------
                         NATIONAL EARTH PRODUCTS, INC.
                         -----------------------------

                       ARTICLE I - SHAREHOLDERS' MEETING

     1.  Place of Meetings.  Meetings of the Shareholders shall be held at the
         -----------------
registered office of the Corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time be selected by the vote of Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon.

     2.  Annual Meeting.  The annual meeting of the Shareholders shall be held
         --------------
on the third Thursday in March in each year. The Shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held during any calendar year, any Shareholder may call such meeting at any time thereafter.

     3.  Notice of Annual Meeting.  Written notice of the annual meeting shall
         ------------------------
be given to each Shareholder entitled to vote, at least five (5) days prior to the meeting.

     4.  Annual Statement.  The President and Board of Directors shall present
         ----------------
at each annual meeting a full and complete statement of the business and affairs of the Corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

     5.  Quorum, Manner of Acting and Adjournment.  The presence, in person or
         ----------------------------------------
by proxy, of Shareholders entitled to cast at least a majority of the votes that all Shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and unless otherwise provided by statute the acts, at a duly organized meeting, or the Shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all Shareholders present are entitled to cast, shall be the acts of the Shareholders. The Shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     6.  Special Meetings.  Special meetings of the Shareholders may be called
         ----------------
at any time by the President, or the Board of Directors, or Shareholders entitled to cast at least one-fifth of the votes which all Shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than twenty days after the receipt of the request, and to give due notice thereof.
If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

     7.  Notice of Special Meetings.  Written notice of a special meeting of the
         --------------------------
Shareholders stating the time and place and object thereof, shall be given to each Shareholder entitled to vote at least five (5) days before such meeting, unless a greater period of notice is required by statute an a particular case.

     8.  Meeting by Conference.  One or more Shareholders may participate in a
         ---------------------
meeting of the Shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                        ARTICLE II - BOARD OF DIRECTORS

     1.  Composition.  The Board of Directors shall consist of such number of
         -----------
Directors, not less than one nor more than four as may be determined from time to time by the shareholders.

     2.  Time of Directors' Meetings.  Each newly elected Board may meet at
         ---------------------------
such place and time as shall be fixed by the Shareholders at the meeting at which such Directors are elected and no notice shall be necessary to the newly elected Directors in order legally to constitute the meeting, or they may meet at such place and time as they may determine.

     3.  Regular Meetings of Directors.  Regular meetings of the Board shall be
         -----------------------------
held without notice at least annually on the date and at the place of the Shareholders meeting.

     4.  Special Meetings of Directors.  Special meetings of the Board may be
         -----------------------------
called by the President on two days notice to the Directors, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of any two Directors.

     5.  Quorum, Manner of Acting, and Adjournment.  A majority of the Directors
         -----------------------------------------
in office shall be present at each meeting in order to constitute a quorum for the transaction of business. Except as otherwise specified in the articles or these bylaws or provided by statute, the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

                  ARTICLE III - DIRECTOR DUTIES AND LIABILITY

     1.  Good Faith Obligation of Directors.  A Director of the Corporation
         ----------------------------------
shall stand in a fiduciary relation to the Corporation and shall perform his duties as Director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a Director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared by any of the following:

          A. One of more Officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the manners presented.

          B. Counsel, public accountants or other persons as to matters which the Director reasonably believes to be within the professional or expert competence of such person.

          C. A committee of the Board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

     2.   Director Liability.
          ------------------

     A Director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

          A. The Director has breached or failed to perform the duties of his office under the standard of care set forth herein; and

          B. The breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     This relief from personal liability shall not apply to:

          A. The responsibility or liability of a Director pursuant to any criminal statute; or

          B. The liability of a Director for the payment of taxes pursuant to local, State or Federal law.

                             ARTICLE IV - OFFICERS

     1.  Numbers, Qualifications and Election.  The executive Officers of the
         ------------------------------------
corporation shall be chosen by the Directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Vice President, and such other Officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any number of offices may be held by the same person. It shall not be necessary for the Officers to be Directors.

     2.  Term of Officers.  The Officers of the Corporation shall hold office
         ----------------
for one year and until their successors are chosen and have qualified. Any Officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

     3.  President.  The President shall be the chief executive Officer of the
         ---------
Corporation; he shall preside at all meetings of the Shareholders and Directors; he shall have general and active management of the business of the Corporation, shall see that all orders and resolution of the Board are carried into effect; subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other Officer or Officers of the Corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation.

     4.  Secretary.  The Secretary shall attend all sessions of the Board and
         ---------
all meetings of the Shareholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notices of all meetings of the Shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the sane to any instrument requiring it.

     5.  Treasurer.  The Treasurer shall have custody of the corporate funds and
         ---------
securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the moneys of the Corporation in a separate account to the credit of the corporation. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     6.  Resignations.  Any Officer, employee or other agent may resign at any
         ------------
time by giving written notice to the Board of Directors, or to the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                        ARTICLE V - INTERESTED OFFICERS

     1.  Interested Directors or Officers; Quorum.  No contract or transaction
         ----------------------------------------
between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers are Directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the Director or Officer is present at or participates in the meeting of the Board which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

          A. The material facts as to such interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested Director or Directors; or

          B. The material facts as to such interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or

          C. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors or the Shareholders.

     Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction specified in this section.

                          ARTICLE VI - INDEMNIFICATION

     1.  General Rule.  Subject to the provisions of paragraph 2 below, the
         ------------
corporation shall, to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania as now or hereafter in effect, indemnify any person (and his heirs, executors and administrators) who was or is a party, witness or other participant, or is threatened to be made a party, witness or other participant, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, actions by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees, court costs, transcript costs, fees of experts and witnesses, travel expenses and all other similar expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

     2.  Standard of Conduct.  Except as provided in paragraph 4 below,
         -------------------
indemnification shall be provided under paragraph 1 above only if it is determined in accordance with the procedure set forth in paragraph 3 below that:
(i) the person seeking indemnification acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) the act or failure to act giving rise to the claim for indemnification does not constitute willful misconduct or recklessness. Notwithstanding the foregoing, no person shall be indemnified in any case were the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness; nor shall any person be indemnified in any case where indemnification under this
Article is impermissible by reason of federal law.

     3.  Procedure.  Except as provided under paragraph 4 below, indemnification
         ---------
under paragraph 1 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person seeking indemnification has met the applicable standard of conduct set forth in paragraph 2 above. All such determinations shall be made in accordance with the following procedure:

          A.  Method of Determination.  All determinations shall be made:  (i)
              -----------------------
by the board of Directors by majority vote of a quorum consisting or directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought; or (ii) in the event that such a quorum is not obtainable, or, even if obtainable, a majority of such quorum so directs, by Independent Counsel in a written opinion to the Board of directors, a copy of which shall be delivered to the person seeking indemnification; or (iii) by the shareholders.

     B.  Selection and Payment of Independent Counsel.  In the event that a
         --------------------------------------------
determination is to be made by Independent Counsel, such Independent counsel shall be selected by the board of Directors and the law firm or person so selected shall be subject to the approval of the person seeking indemnification, which approval shall not be unreasonably with held. The corporation shall pay all reasonable fees and expenses of the Independent Counsel. For purposes of this Article, "Independent counsel" shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and that has not in the immediately preceding five years been retained to represent the corporation, the person, seeking indemnification or any other party to the action, suit or proceeding giving rise to the claim for indemnification.

          C.  No Presumption.  The termination of any action, suit or proceeding
              --------------
referred to in paragraph 1 above or of any claim, issue or matter therein, by judgment, order settlement, conviction, or upon a plea of nolo contender, or its equivalent, shall not of itself create a presumption that a person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or that the act or failure to act giving rise to the claim for indemnification constitutes willful misconduct or negligence.

     4.  Successful Defense.  Notwithstanding any other provision of this
         ------------------
Article, to the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 above, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against all expenses (including attorneys' fees, court costs, transcript costs, fees of experts and witnesses, travel expenses and all other similar expenses) actually and reasonably incurred by him in connection therewith.

     5.  Advance Payment of Expenses.  Subject to such terms, conditions and
         ---------------------------
limitations, if any, as the Board of Directors may in its discretion determine to be appropriate, the corporation shall advance all reasonable expenses (including attorneys' fees, court costs, transcript costs, fees of experts and witnesses, travel expenses and all other similar expenses) reasonably incurred in connection with the defense of or other response to any action, suit or proceeding referred to in paragraph 1 above upon receipt of any undertaking by or on behalf of the person seeking the advance to repay all amounts advanced if it shall ultimately be determined upon final disposition of such action, suit or proceeding that he is not entitled to be indemnified by the corporation under the provision of this Article. Notwithstanding the provisions of the preceding sentence, the corporation shall not be required to make any advance payment of expenses (or to make any further advance if one or more advances shall have been previously made) in the event that a determination is made by the Board of Directors that the making of an advance or further advance would be inappropriate in the circumstances.

     6.  No Duplication of Payments.  The corporation shall not be liable under
         --------------------------
this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the person seeking indemnification has otherwise actually received payment under any insurance policy, contract, agreement or otherwise. In the event that the corporation makes an advance payment of expenses to or on behalf of any person, such person shall repay to the corporation the amount so advanced, if and to the extent that he subsequently receives payment therefor under any insurance policy, contract, agreement, or otherwise.

     7.  Insurance.  The corporation may purchase and maintain at its own
         ---------
expense one or more policies of insurance to protect itself and to protect any director, officer, employee or agent of the corporation or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the authority to indemnify such person against any such expense, liability or loss under this Article or under the laws of the Commonwealth of Pennsylvania.

     8.  Indemnification Agreements.  The corporation shall have authority by
         --------------------------
vote of a majority of the Board of Directors to enter into an Indemnification Agreement with any person who may be indemnified by the Corporation pursuant to the provisions of this Article or otherwise. Any such Indemnification Agreement may contain such terms and conditions as a majority of the Board of Directors shall in the exercise of their discretion determine to be necessary or appropriate, provided that such terms and conditions may not be inconsistent with the substantive provision of this Article. The tact that the corporation has not entered into an Indemnification Agreement with any person shall not in any way limit the indemnification rights of such person under this Article or otherwise.

     9.  Non-exclusivity.  The right to indemnification and the payment of
         ---------------
expenses incurred in defending against or otherwise responding to any action, suit or proceeding in advance of its final disposition as set forth in this Article shall not he exclusive of any other rights which any person may now have or hereafter acquire under any agreement, vote of shareholders, vote of disinterested directors, or under any applicable law or under the Articles of Incorporation of the corporation, or otherwise.

     10.  Survival of Rights.  The indemnification rights provided to a person
          ------------------
under the provision of this Article shall continue after such person ceases to be a director or officer of the corporation or of another entity, as to any action taken, any failure to take action, or any events which occurred while such person was a director or officer of the corporation or of another entity.

     11.  Modification or Repeal.  The provisions of this Article may be
          ----------------------
modified or repealed in accordance with the procedures for amending these Bylaws; provided, however, that any such modification or repeal shall not have any effect upon the indemnification rights of any person as they relate to any action taken, any failure to take action, or events which occurred prior to the effective date of such modification or repeal.

                        ARTICLE VII - CORPORATE RECORDS

     1.  Place and Manner of Keeping.  There shall be kept at the registered
         ---------------------------
office or principal place of business of the corporation an original or duplicate record of the proceedings of the Shareholders and of the Directors, and the original or a copy of its Bylaws, including all amendments or alterations thereto to date, certified by the Secretary of the Corporation. An original or duplicate share register shall also be kept at the registered office or principal place of business or at the office of a transfer agent or registrar, giving the names of the Shareholders, their respective addresses and the number and classes of shares held by each.

     2.  Right of Inspection.  Every Shareholder shall, upon written verified
         -------------------
demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the incorporators, Shareholders and Directors, and to make copies or extracts therefrom.

                           ARTICLE VIII -  AMENDMENTS

     These Bylaws may be amended or repealed either by the vote of Shareholders entitled to cast at least a majority of the votes which all Shareholders are entitled to cast thereon, at any regular or special meeting of the Shareholders, duly convened after notice to the Shareholders of that purpose. Such proposed amendment, repeal or new Bylaws, or a summary thereof, shall be set forth in any notice of such meeting, whether annual, regular or special.

     These Bylaws were adopted by the Shareholders on March 17, 1994.